EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contacts: Ray Davis President/CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Ron Farnsworth SVP/Finance Umpqua Holdings Corporation 503-727-4108 ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS SECOND QUARTER 2007
OPERATING EARNINGS OF $0.35 PER DILUTED SHARE

PORTLAND, Ore. – July 19, 2007 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced second quarter 2007 operating earnings of $21.3 million, or $0.35 per diluted share, compared to $20.6 million, or $0.42 per diluted share, for the second quarter of 2006. Operating earnings exclude merger related expenses, net of tax.

Including merger related expenses, net income for the second quarter of 2007 was $19.9 million, or $0.32 per diluted share, compared to $19.6 million, or $0.40 per diluted share for the second quarter of 2006.

Significant items for the second quarter include:

  North Bay Bancorp acquisition and system conversion complete, anticipated cost savings are on track;
  Year to date annualized loan growth of 7%, excluding the acquisition;
  Year to date annualized deposit growth of 4%, excluding the acquisition, with non-interest bearing demand deposit mix increasing from 20.2% to 21.2%;
  Net interest margin, on a tax equivalent basis, declined 13 basis points during the second quarter, to 4.34%, of which 7 basis points related to interest reversal on non-performing loans;
  Cost of interest bearing deposits increased 4 basis points during second quarter, lowest rate of quarterly growth in three years;
  Provision for loan losses of $3.4 million, related to a $34.7 million net increase in non-performing loans, and $1.2 million interest reversal in the second quarter, represents a $0.04 reduction per diluted share;
  Net recoveries of $59 thousand year to date;
  Total non-interest income increased 14% on a sequential quarter basis;
  On track with non-acquisition related cost saving initiatives announced in first quarter;
  Bank efficiency ratio, excluding merger related expenses, improved from 55.88% in the first quarter to 54.32% in the second quarter;
  Repurchased 2.37 million shares during the second quarter.

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

"Although the financial services industry is currently operating in a challenging environment, Umpqua has a team of seasoned and professional bank executives that have successfully faced similar challenges in the past,” said Umpqua Holdings Corporation president and CEO, Ray Davis. “We remain ever mindful of shareholder interests and will continue to build value for our investors. Accordingly, as a growth company we will open more stores, will roll out new product offerings and continue our innovative approach to banking.”

The following is a comparison of net income to operating earnings for all periods presented:

		Quarter ended:		Six months ended:

(Dollars in thousands, except per
share data)	6/30/07	3/31/07	6/30/06	6/30/07	6/30/06

Net Income	$19,913	$20,662	$19,631	$40,575	$37,058
Add Back: Merger related
expenses, net of tax	1,430	332	994	1,762	1,144

Operating Earnings	$21,343	$20,994	$20,625	$42,337	$38,202

Earnings per diluted share:
Net Income	$0.32	$0.35	$0.40	$0.67	$0.79
Operating Earnings	$0.35	$0.36	$0.42	$0.70	$0.81

Total consolidated assets as of June 30, 2007 were $8.1 billion, compared to $7.2 billion a year ago. Total gross loans and leases, and deposits, were $6.0 billion and $6.4 billion, respectively, as of June 30, 2007, compared to $5.3 billion and $5.5 billion, respectively, a year ago.

The Company completed its acquisition of North Bay Bancorp on April 26, 2007. The Company issued 5,170,941 shares in connection with the acquisition, with a total deal value of $142.3 million. The system integration with North Bay Bancorp was completed in May 2007.

The following table presents the year to date 2007 organic growth rates, which exclude the effects of the North Bay Bancorp acquisition:

	Loans and
(in thousands)	Leases	Deposits	Assets

As reported, 6/30/07	$5,981,750	$6,414,425	$8,144,558
less: 12/31/06 balances	5,361,862	5,840,294	7,344,236

Total growth	619,888	574,131	800,322

less: acquisition	442,950	462,624	725,205

Organic growth	$176,938	$111,507	$75,117

Annualized organic growth rate	7%	4%	2%

During the first half of 2007, the Company had net recoveries of $59 thousand, compared to net recoveries of $513 thousand for the first half of 2006. Non-performing loans and leases were $48.0 million at June 30, 2007, representing 0.80% of total loans and leases. The allowance for credit losses was 1.17% of total loans and leases at June 30, 2007. During the second quarter, the Company reversed $1.2 million of interest related to new non-performing loans.

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

The Company reported a tax equivalent net interest margin of 4.34% for the second quarter of 2007, compared to 4.68% for the second quarter of 2006, and 4.47% for the first quarter of 2007. The decrease in net interest margin over these time periods resulted from increases in short-term market interest rates and the competitive climate, characterized by increasing deposit costs combined with declining earning asset yields, which was partially attributed to the interest reversal discussed previously. The interest reversal noted above resulted in a 7 basis point decline in the tax equivalent net interest margin during the quarter.

Excluding merger related expenses, the Bank efficiency ratio was 54.32% for the second quarter, down from 55.88% for the first quarter. The decrease related primarily to achievement of cost saving initiatives during the second quarter.

During the first quarter of 2007, the Company elected early adoption of Statements of Financial Accounting Standard (SFAS) 157 and 159, effective January 1, 2007. SFAS 159, which was issued in February 2007, permits the measurement of selected financial instruments at fair value as of specified election dates. Upon adoption of SFAS 159, the Company selected the fair value measurement option only on certain junior subordinated debentures. The initial fair value measurement of these debentures resulted in a $2.1 million cumulative-effect adjustment, net of tax, recorded as a reduction in retained earnings as of January 1, 2007. The income effect of this fair value adjustment for the first quarter of 2007 of $329 thousand was previously reported in interest expense on junior subordinated debentures. During the second quarter of 2007, this amount was reclassified to other non-interest income.

As of June 30, 2007, total shareholders’ equity was $1.3 billion. Book value per share was $20.48 and tangible book value per share was $7.96. During the second quarter, the Company repurchased 2,366,421 shares of stock at a weighted average price of $25.48 per share.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about opening new stores and introducing new products.

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 144 locations between Napa, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, July 19, 2007, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss first quarter 2007 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-369-2088 a few minutes before 10:00 a.m. The password is “UMPQUA.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 800-365-4718, or by visiting the Company’s website.

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

Umpqua Holdings Corporation Consolidated Statements of Income
	(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	June 30, 2007	March 31, 2007	June 30, 2006

Interest income
Loans and leases	$111,797	$103,981	$86,004
Interest and dividends on investments:
Taxable	8,720	7,519	6,693
Exempt from federal income tax	1,335	1,228	854
Dividends	88	65	56
Temporary investments	616	894	336

Total interest income	122,556	113,687	93,943

Interest expense
Deposits	44,581	41,031	25,953
Repurchase agreements and
fed funds purchased	824	403	1,802
Junior subordinated debentures	4,022	3,863	3,376
Term debt	813	80	2,055

Total interest expense	50,240	45,377	33,186
Net interest income	72,316	68,310	60,757
Provision for loan and lease losses	3,413	83	54
Non-interest income
Service charges	8,148	7,052	6,450
Brokerage fees	2,679	2,417	2,534
Mortgage banking revenue	2,607	1,799	2,503
Gain (loss) on sale of securities	(2)	5	(1)
Other income	2,498	2,692	2,320

Total non-interest income	15,930	13,965	13,806

Non-interest expense
Salaries and benefits	28,898	28,269	23,337
Occupancy and equipment	8,782	8,826	7,199
Intangible amortization	1,490	1,143	791
Other	12,392	11,220	10,260
Merger related expenses	2,383	554	1,656

Total non-interest expense	53,945	50,012	43,243
Income before provision for income taxes	30,888	32,180	31,266
Provision for income tax	10,975	11,518	11,635

Net income	$19,913	$20,662	$19,631

Weighted average shares outstanding	60,679,485	58,176,465	48,528,525
Weighted average diluted shares outstanding	61,397,575	58,830,444	48,994,482

Earnings per share – Basic	$0.33	$0.36	$0.40
Earnings per share – Diluted	$0.32	$0.35	$0.40

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

Umpqua Holdings Corporation Consolidated Statements of Income (Unaudited)
	Six Months Ended:

Dollars in thousands, except per share data	June 30, 2007	June 30, 2006

Interest income
Loans and leases	$215,778	$159,124
Interest and dividends on investments:
Taxable	16,239	13,404
Exempt from federal income tax	2,563	1,598
Dividends	153	100
Temporary investments	1,510	463

Total interest income	236,243	174,689
Interest expense
Deposits	85,612	46,991
Repurchase agreements and
fed funds purchased	1,227	4,191
Trust preferred securities	7,885	6,388
Other borrowings	893	2,083

Total interest expense	95,617	59,653
Net interest income	140,626	115,036
Provision for loan and lease losses	3,496	75
Non-interest income
Service charges	15,200	11,934
Brokerage fees	5,096	4,902
Mortgage banking revenue	4,406	4,347
Gain (loss) on sale of securities	3	(1)
Other income	5,190	4,826

Total non-interest income	29,895	26,008
Non-interest expense
Salaries and benefits	57,167	45,138
Occupancy and equipment	17,608	14,367
Intangible amortization	2,633	1,338
Other	23,612	19,473
Merger related expenses	2,937	1,907

Total noninterest expense	103,957	82,223
Income before income taxes	63,068	58,746
Provision for income tax	22,493	21,688

Net income	$40,575	$37,058

Weighted average shares outstanding	59,434,889	46,604,165
Weighted average diluted shares outstanding	60,131,603	47,111,951

Earnings per share – Basic	$0.68	$0.80
Earnings per share – Diluted	$0.67	$0.79

Umpqua Holdings Corporation Announces Second Quarter 2007 Results July 19, 2007 Page 7 of 13

Umpqua Holdings Corporation Consolidated Balance Sheets (Unaudited)

Dollars in thousands, except per share data	June 30, 2007	March 31, 2007	June 30, 2006

Assets:
Cash and due from banks	$182,739	$140,986	$176,983
Temporary investments	40,904	87,877	61,981
Investment securities:
Trading	3,090	3,010	376
Available for sale	893,125	786,301	692,910
Held to maturity	8,333	8,698	9,676
Loans held for sale	16,953	16,515	31,118
Loans and leases	5,981,750	5,392,137	5,296,720
Less: Allowance for loan and lease losses	(68,723)	(60,263)	(58,516)

Loans and leases, net	5,913,027	5,331,874	5,238,204
Restricted equity securities	16,715	15,510	20,538
Premises and equipment, net	108,656	100,189	100,040
Other real estate owned	--	--	69
Mortgage servicing rights, net	9,966	9,524	11,550
Goodwill and other intangibles	767,710	677,854	682,789
Other assets	183,340	159,700	153,709

Total assets	$8,144,558	$7,338,038	$7,179,943

Liabilities:
Deposits	$6,414,425	$5,830,905	$5,464,770
Securities sold under agreements
to repurchase	59,553	48,434	61,720
Fed funds purchased	48,000	--	200,000
Term debt	75,095	7,461	57,081
Junior subordinated debentures, at fair value	99,808	100,076	--
Junior subordinated debentures, at amortized cost	105,213	105,480	204,222
Other liabilities	86,426	77,323	79,050

Total liabilities	6,888,520	6,169,679	6,066,843

Shareholders' equity:
Common stock	1,019,618	933,064	923,309
Retained earnings	251,715	242,870	208,335
Accumulated other comprehensive loss	(15,295)	(7,575)	(18,544)

Total shareholders' equity	1,256,038	1,168,359	1,113,100

Total liabilities and shareholders' equity	$8,144,558	$7,338,038	$7,179,943

Common shares outstanding at period end	61,315,960	58,223,810	57,651,533
Book value per share	$20.48	$20.07	$19.31
Tangible book value per share	$7.96	$8.42	$7.46
Tangible equity	$488,328	$490,505	$430,311

Umpqua Holdings Corporation Announces Second Quarter 2007 Results July 19, 2007 Page 8 of 13

Umpqua Holdings Corporation Loan Portfolio (Unaudited)

Dollars in thousands	June 30, 2007	March 31, 2007	June 30, 2006

Loans and leases by class:

Commercial real estate	$3,058,774	$2,732,029	$2,728,367
Residential real estate	371,894	315,764	301,390
Construction	1,148,726	1,155,821	1,142,487

Total real estate	4,579,394	4,203,614	4,172,244
Commercial	1,323,640	1,123,654	1,065,874
Leases	35,477	24,293	18,192
Installment and other	54,504	51,175	54,713
Deferred loan fees, net	(11,265)	(10,599)	(14,303)

Total loans and leases	$5,981,750	$5,392,137	$5,296,720

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	June 30, 2007	March 31, 2007	June 30, 2006

Allowance for credit losses
Balance beginning of period	$60,263	$60,090	$44,546
Provision for loan and lease losses	3,413	83	54
Acquisitions	5,078	--	14,043

Charge-offs	(870)	(713)	(947)
Less recoveries	839	803	820

Net (charge-offs) recoveries	(31)	90	(127)

Total Allowance for loan and lease losses	68,723	60,263	58,516

Reserve for unfunded commitments	1,273	1,231	2,145

Total Allowance for credit losses	$69,996	$61,494	$60,661

Net charge-offs (recoveries) to average
loans and leases (annualized)	0.00%	(0.01)%	0.01%
Recoveries to gross charge-offs	96%	113%	87%
Allowance for credit losses to
loans and leases	1.17%	1.14%	1.15%
Allowance for credit losses to
nonperforming loans and leases	146%	463%	828%
Nonperforming loans and leases
to total loans and leases	0.80%	0.25%	0.14%

Nonperforming assets:
Nonperforming loans and leases	$47,955	$13,296	$7,330
Real estate owned	--	--	69

Total nonperforming assets	$47,955	$13,296	$7,399

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

Umpqua Holdings Corporation Loan Portfolio (Unaudited)

	Six Months Ended:
Dollars in thousands	June 30, 2007	June 30, 2006

Allowance for credit losses
Balance beginning of period	$60,090	$43,885
Provision for loan and lease losses	3,496	75
Acquisitions	5,078	14,043

Charge-offs	(1,583)	(1,560)
Less recoveries	1,642	2,073

Net recoveries	59	513

Total Allowance for loan and lease losses	68,723	58,516

Reserve for unfunded commitments	1,273	2,145

Total Allowance for credit losses	$69,996	$60,661

Net recoveries to average
loans and leases	0.00%	(0.02)%

Recoveries to gross charge-offs	104%	133%

Deposits by Type (Unaudited)

	June 30, 2007		March 31, 2007		June 30, 2006

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest-bearing	$1,358,235	21.2%	$1,180,536	20.2%	$1,264,249	23.1%
Demand, interest-bearing	2,801,455	43.7%	2,543,560	43.6%	2,198,838	40.3%
Savings	373,438	5.8%	361,100	6.2%	421,248	7.7%
Time	1,881,297	29.3%	1,745,709	30.0%	1,580,435	28.9%

Total Deposits	$6,414,425	100.0%	$5,830,905	100.0%	$5,464,770	100.0%

Umpqua Holdings Corporation Announces Second Quarter 2007 Results July 19, 2007 Page 10 of 13

Umpqua Holdings Corporation Selected Ratios (Unaudited)

		Quarter Ended:

	June 30, 2007	March 31, 2007	June 30, 2006

Net Interest Spread:
Yield on loans and leases	7.74%	7.81%	7.63%
Yield on taxable investments	4.72%	4.61%	4.53%
Yield on tax-exempt investments (1)	5.06%	5.89%	5.56%
Yield on temporary investments	5.13%	5.28%	4.13%
Total yield on earning assets (1)	7.33%	7.42%	7.22%

Cost of interest bearing deposits	3.66%	3.62%	2.93%
Cost of securities sold under agreements
to repurchase and fed funds purchased	3.74%	3.00%	4.09%
Cost of term debt	4.63%	3.76%	5.04%
Cost of junior subordinated debentures	7.62%	7.60%	7.63%
Total cost of interest bearing liabilities	3.84%	3.78%	3.27%

Net interest spread (1)	3.49%	3.64%	3.95%
Net interest margin (1)	4.34%	4.47%	4.68%

As reported:
Return on average assets	1.02%	1.15%	1.31%
Return on average tangible assets	1.13%	1.27%	1.42%
Return on average equity	6.44%	7.22%	9.18%
Return on average tangible equity	16.11%	17.36%	21.17%

Excluding merger related expense net of
tax (2):
Return on average assets	1.09%	1.17%	1.37%
Return on average tangible assets	1.21%	1.29%	1.49%
Return on average equity	6.91%	7.33%	9.64%
Return on average tangible equity	17.26%	17.64%	22.24%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	54.32%	55.88%	51.78%
Umpqua Bank net interest margin (1)	4.57%	4.72%	4.93%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Second Quarter 2007 Results July 19, 2007 Page 11 of 13

Umpqua Holdings Corporation Selected Ratios (Unaudited)

	Six Months Ended:

June 30, 2007		June 30, 2006

Net Interest Spread:
Yield on loans and leases	7.77%	7.51%
Yield on taxable investments	4.66%	4.49%
Yield on tax-exempt investments (1)	5.42%	5.57%
Yield on temporary investments	5.22%	4.17%
Total yield on earning assets (1)	7.37%	7.10%

Cost of interest bearing deposits	3.64%	2.79%
Cost of securities sold under
agreements to repurchase and fed funds purchased	3.46%	4.12%
Cost of borrowings	4.54%	5.02%
Cost of trust preferred securities	7.61%	7.51%
Total cost of interest bearing liabilities	3.81%	3.12%

Net interest spread (1)	3.56%	3.98%
Net interest margin (1)	4.40%	4.69%

As reported:
Return on average assets	1.08%	1.31%
Return on average tangible assets	1.20%	1.42%
Return on average equity	6.81%	9.32%
Return on average tangible equity	16.72%	21.10%

Excluding merger related expense net of tax (2):
Return on average assets	1.13%	1.35%
Return on average tangible assets	1.25%	1.46%
Return on average equity	7.11%	9.61%
Return on average tangible equity	17.45%	21.76%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	55.08%	52.64%
Umpqua Bank net interest margin (1)	4.64%	4.94%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Second Quarter 2007 Results
July 19, 2007

Umpqua Holdings Corporation Average Balances (Unaudited)
		Quarter Ended:

Dollars in thousands	June 30, 2007	March 31, 2007	June 30, 2006

Loans held for sale	$15,468	$15,004	$14,619
Loans and leases	5,777,447	5,383,958	4,505,246
Earning assets	6,735,849	6,245,170	5,236,760
Goodwill & other intangibles	743,801	678,577	486,167
Total assets	7,840,422	7,256,788	6,030,752

Non interest bearing demand deposits	1,271,311	1,158,203	1,048,201
Interest bearing deposits	4,881,499	4,595,377	3,547,093

Total deposits	6,152,810	5,753,580	4,595,294
Interest bearing liabilities	5,252,179	4,864,543	4,064,871

Total shareholders’ equity	1,239,691	1,161,185	858,168
Tangible equity	495,890	482,608	372,001

Umpqua Holdings Corporation Average Balances (Unaudited)
	Six Months Ended:

Dollars in thousands	June 30, 2007	June 30, 2006

Loans held for sale	$15,237	$12,099
Loans and leases	5,581,789	4,261,765
Earning assets	6,491,865	4,980,754
Goodwill & other intangibles	711,369	447,405
Total assets	7,550,217	5,722,796

Non interest bearing demand deposits	1,215,069	1,008,573
Interest bearing deposits	4,739,228	3,396,277

Total deposits	5,954,297	4,404,850
Interest bearing liabilities	5,059,432	3,856,833

Total shareholders’ equity	1,200,655	801,494
Tangible equity	489,286	354,089

Umpqua Holdings Corporation Announces Second Quarter 2007 Results July 19, 2007 Page 13 of 13

Umpqua Holdings Corporation Mortgage Banking Statistical Analysis (unaudited)
		Quarter Ended:

	June 30, 2007	March 31, 2007	June 30, 2006

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$897,696	$925,541	$1,004,148

MSR Asset	$9,966	$9,524	$13,735
Less: Valuation reserve (1)	--	--	(2,185)

MSR Asset net	$9,966	$9,524	$11,550

MSR net as % of serviced portfolio	1.11%	1.03%	1.15%

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$1,700	$1,728	$1,937
Servicing	670	637	665
Amortization of MSR (1)	--	--	(321)
MSR valuation reserve change	--	--	222
Change in fair value of MSR	237	(566)	--

Total Mortgage Banking Revenue	$2,607	$1,799	$2,503

	Six Months Ended:

	June 30, 2007	June 30, 2006

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$3,428	$3,460
Servicing	1,307	1,340
Amortization of MSR (1)	--	(642)
MSR valuation reserve change	--	189
Change in fair value of MSR	(329)	--

Total Mortgage Banking Revenue	$4,406	$4,347

(1) The Company adopted SFAS No. 156 effective January 1, 2007, resulting in elimination of the mortgage servicing right valuation reserve and MSR amortization.

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